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November 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Form 8-K dated November 21, 2003 of Sunshine PCS Corporation and are in agreement with the statements contained on page 1 therein, other than with respect to the second paragraph for which we have no basis to agree or disagree with such statement.


                                             /s/Ernst & Young LLP